As filed with the Securities and Exchange Commission on November 8, 2010
Registration No. 333-167455

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-1
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933
MADISON BANCORP, INC.
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation or organization)	6035 (Primary Standard Industrial Classification Code Number)	27-2585073 (IRS Employer Identification No.)
9649 Belair Road, Suite 300
Baltimore, Maryland 21236
(410) 529-7400
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)
Michael P. Gavin
President and Chief Executive Officer
9649 Belair Road, Suite 300
Baltimore, Maryland 21236
(410) 529-7400
(Name, address, including zip code, and telephone number,
including area code, of agent for service)
Copies to:
Gary R. Bronstein, Esq.
Joel R. Rappoport, Esq.
Kilpatrick Stockton LLP
607 14th Street, NW, Suite 900
Washington, DC 20005
(202) 508-5800
Sale to the Public Concluded on October 6, 2010

     This Post-Effective Amendment No. 1 is filed to deregister $3,176,340 of shares of the $0.01 par value common stock (the “Common Stock”) of Madison Bancorp, Inc. (the “Company”), heretofore registered and offered pursuant to the terms of the Prospectus, dated August 12, 2010 (the “Prospectus”). The remaining $6,081,160 of shares registered pursuant to the Registration Statement on Form S-1 have been issued in accordance with and as described in the Prospectus, of which all were sold in connection with the subscription and community offering.
     The Company has determined that no further shares will be offered, sold and/or issued pursuant to the Prospectus. The Company therefore requests deregistration of the unissued shares of Common Stock registered pursuant to this Registration Statement as soon as is practicable after the filing of this Post-Effective Amendment No. 1.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baltimore, State of Maryland on November 8, 2010.

Madison Bancorp, Inc.
Date: November 8, 2010	By:	/s/ Michael P. Gavin
Michael P. Gavin
President, Chief Executive Officer and Chief Financial Office

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Michael P. Gavin Michael P. Gavin	President, Chief Executive Officer, Chief Financial Officer and Director (principal executive officer and principal financial and accounting officer	November 8, 2010
* David F. Wallace	Chairman of the Board
* Frederick L. Berk	Director
* Richard E. Funke	Director
* Clare L. Glenn	Director
* Melody P. Kline	Director
* Mark J. Lax	Director

*	Pursuant to the Power of Attorney filed as Exhibit 24.0 to the Registrant’s Registration Statement on Form S-1, filed on June 11, 2010.

/s/ Michael P. Gavin	November 8, 2010
Michael P. Gavin
Attorney-in-Fact